UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 19, 2018

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913
(Address of Principal Executive Offices) (Zip Code)
(239) 226-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8    Other Events
Item 8.01    Other Events

On September 19, 2018 the South Florida Water Management District issued a press release announcing the issuance of an Environmental Resource Permit for Alico, Inc. The SFWMD release also stated that (i) the issuance of the permit cleared the path for Alico, Inc. to deliver a dispersed water storage project in the Caloosahatchee Watershed, (ii) Alico, Inc. has all necessary state approvals to proceed, and (iii) the project is expected to be operational within one year from the start of construction.

Alico, Inc. is pleased to have completed this important step in the approval process. However, it is important to note that Alico, Inc. still needs to obtain additional local and federal approvals before construction can begin. These approvals include a compatible use agreement from the Natural Resources Conservation Service as well as approvals from the local water control districts.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: September 21, 2018	By:	/s/ John E. Kiernan
	Name:	John E. Kiernan
	Title:	Executive Vice President and Chief Financial Officer